UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2020

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2020, the Board of Directors of Rite Aid Corporation (the “Company”) appointed Heyward Donigan, the Company’s current Chief Executive Officer, to the additional role of President of the Company, effective as of February 5, 2020 (the “Effective Date”). From and after the Effective Date, Ms. Donigan holds the titles of President and Chief Executive Officer. Ms. Donigan’s compensation arrangements have not changed in connection with her appointment to the additional role.

Ms. Donigan, age 59, was appointed Chief Executive Officer of the Company, effective August 12, 2019. Prior to that, she served as the president and chief executive officer of Sapphire Digital. Prior to joining Sapphire Digital in 2015, Ms. Donigan was the president and chief executive officer of Valueoptions, Inc. beginning in 2010. Earlier in her career, Ms. Donigan served as executive vice president and chief marketing officer at Premera Blue Cross, and served as senior vice president of all operations at Cigna Healthcare. She also held executive roles at General Electric, Empire BCBS and U.S. Healthcare, and previously served on the Board of Directors at several public companies, including Kindred Healthcare.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: February 11, 2020	By:	/s/ James J. Comitale
		Name:	James J. Comitale
		Title:	Executive Vice President, General Counsel & Secretary